As filed with the Securities and Exchange Commission on June 10, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HEXCEL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-1109521
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Two Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut 06901

(Address of Principal Executive Offices) (Zip Code)

HEXCEL CORPORATION 2016 EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plan)

Ira J. Krakower, Esq.

Senior Vice President, General Counsel and Secretary

Hexcel Corporation

Two Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut 06901

(203) 969-0666

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

**Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common stock, par value $0.01 per share	277,789	$44.26	$12,294,941	$1,238.10

(1)	This registration statement (this “Registration Statement”) covers shares of Common Stock of Hexcel Corporation (the “Registrant”) which may be offered or sold from time to time pursuant to the Hexcel Corporation 2016 Employee Stock Purchase Plan (the “Plan”). Pursuant to Rule 416, this Registration Statement also covers such indeterminable number of additional shares of the Registrant’s Common Stock as may be issuable pursuant to the antidilution provisions of the Plan.
(2)	Estimated solely for the purpose of calculating the registration fee. The aggregate offering price has been computed pursuant to Rules 457(c) and 457(h) promulgated under the Securities Act of 1933, as amended, on the basis of the average of the high and low sale prices of the Registrant’s Common Stock as reported on the New York Stock Exchange Composite Tape on June 8, 2016, which is within five business days prior to filing.

PART I.

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

Not required to be filed with this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The following documents, which have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”), are incorporated by reference in this Registration Statement:

(1)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015 (the “Annual Report”).

(2)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2016.

(3)	The Registrant’s Current Reports on Form 8-K dated January 21, 2016 (with respect to the information in Item 8.01 only), March 16, 2016, April 20, 2016 (with respect to the information in Item 8.01 only) and May 6, 2016.

(4)	The portions of the Registrant’s Definitive Proxy Statement on Schedule 14A, dated March 17, 2016, relating to the Registrant’s Annual Meeting of Shareholders held on May 5, 2016, incorporated by reference in the Annual Report.

(5)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A dated July 9, 1996 relating to the Common Stock, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Set forth below is a description of certain provisions of the Delaware General Corporation Law (the “DGCL”) and the Certificate of Incorporation of the Registrant as such provisions relate to the indemnification of the directors and officers of the Registrant, and the Hexcel Corporation 2016 Employee Stock Purchase Plan, as adopted on May 5, 2016 (the “Plan”). This description is intended only as a summary and is qualified in its entirety by reference to the applicable provisions of the DGCL, the Certificate of Incorporation of the Registrant and the Plan, which are incorporated herein by reference.

Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity at another corporation or business organization, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify against the expenses that such officer or director actually and reasonably incurred.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of a corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (Liability of Directors for Unlawful Payment of Dividend or Unlawful Stock Purchase or Redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

The Registrant’s Certificate of Incorporation provides for the elimination of personal liability of a director for breach of fiduciary duty, to the full extent permitted by the DGCL. The Registrant’s Certificate of Incorporation also provides that the Registrant shall indemnify its directors and officers to the full extent permitted by the DGCL; provided, however, that the Registrant shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors of the Registrant.

The Registrant maintains, at its expense, an insurance policy that insures the directors and officers of the Registrant, subject to certain exclusions and deductions, against certain liabilities that they may incur in their capacity as such.

Pursuant to the Plan, no member of the Board of Directors or the Compensation Committee of the Board of Directors of the Registrant, or such other committee or committees of the Board of Directors as may be designated by the Board of Directors from time to time to administer the Plan, shall be liable for any action or determination made in good faith, and the members of the Board or such committee or committees shall be entitled to indemnification and reimbursement in the manner provided in the Registrant’s Certificate of Incorporation.

Item 7. Exemption From Registration Claimed.

Not Applicable.

Item 8. Exhibits.

4.1	Restated Certificate of Incorporation of the Registrant dated June 3, 1996 (incorporated by reference to Exhibit 1 to the Registrant’s Registration Statement on Form 8-A dated July 9, 1996).

4.2	Certificate of Amendment of the Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2002, filed on March 31, 2003).

4.3	Amended and Restated Bylaws of the Registrant dated September 18, 2014 (incorporated by reference herein to Exhibit 3 to the Registrant’s Current Report on Form 8-K, filed on September 23, 2014).

4.4	Hexcel Corporation 2016 Employee Stock Purchase Plan, as adopted on May 5, 2016.

5.1	Opinion of Ira J. Krakower, General Counsel of Hexcel Corporation, regarding legality of Common Stock covered by this Registration Statement.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Ira J. Krakower (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Registration Statement).

Item 9. Undertakings.

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 10th day of June, 2016.

HEXCEL CORPORATION

By:	/s/ Wayne C. Pensky
Wayne C. Pensky
Senior Vice President and Chief Financial Officer

KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Wayne C. Pensky and Ira J. Krakower, individually, his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in all capacities and on the dates indicated.

Signature	Title	Date

/s/ Nick L. Stanage (Nick L. Stanage)	Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)	June 10, 2016

/s/ Wayne C. Pensky (Wayne C. Pensky)	Senior Vice President, Chief Financial Officer (Principal Financial Officer)	June 10, 2016

/s/ Kimberly Hendricks (Kimberly Hendricks)	Vice President, Controller (Principal Accounting Officer)	June 10, 2016

/s/ Joel S. Beckman (Joel S. Beckman)	Director	June 10, 2016

/s. Lynn Brubaker (Lynn Brubaker)	Director	June 10, 2016

/s/ Jeffrey C. Campbell (Jeffrey C. Campbell)	Director	June 10, 2016

/s/ Cynthia M. Egnotovich (Cynthia M. Egnotovich)	Director	June 10, 2016

(W. Kim Foster)	Director

/s/ Thomas A. Gendron (Thomas A. Gendron)	Director	June 10, 2016

/s/ Jeffrey A. Graves (Jeffrey A. Graves)	Director	June 10, 2016

/s/ Guy Hachey (Guy Hachey)	Director	June 10, 2016

/s/ David C. Hill (David C. Hill)	Director	June 10, 2016

/s/ David L. Pugh (David L. Pugh)	Director	June 10, 2016

EXHIBIT INDEX

Exhibit

4.1	Restated Certificate of Incorporation of the Registrant dated June 3, 1996 (incorporated by reference to Exhibit 1 to the Registrant’s Registration Statement on Form 8-A dated July 9, 1996).

4.2	Certificate of Amendment of the Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2002, filed on March 31, 2003).

4.3	Amended and Restated Bylaws of the Registrant dated September 18, 2014 (incorporated by reference herein to Exhibit 3 to the Registrant’s Current Report on Form 8-K, filed on September 23, 2014).

4.4	Hexcel Corporation 2016 Employee Stock Purchase Plan, as adopted on May 5, 2016.*

5.1	Opinion of Ira J. Krakower, General Counsel of Hexcel Corporation, regarding legality of Common Stock covered by this Registration Statement.*

23.1	Consent of PricewaterhouseCoopers LLP.*

23.2	Consent of Ira J. Krakower (included in Exhibit 5.1).*

24.1	Power of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith.